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                                                                                 EXHIBIT 11

                       Exhibit No. 11 to Annual Report on Form 10-K
                               Central Fidelity Banks, Inc.
                                Commission File No. 0-8829
                      Statement Re Computation of Per Share Earnings

    (In Thousands, except per share data)

                                                                  Year Ended December 31,
                                                                ---------------------------
                                                                  1993     1992     1991
                                                                ---------------------------
    Net income                                                  $102,917  $78,516  $60,435
                                                                ========  =======  =======

    Shares:
      Weighted average number of common shares
        outstanding used in computing primary
        earnings per share                                        38,738   34,963   32,396
      Dilutive stock options - based on
        treasury stock method                                        854      740      522
                                                                --------  -------  -------
      Weighted average number of common shares
        used in computing fully diluted
        earnings per share                                        39,592   35,703   32,918
                                                                ========  =======  =======

    Earnings per share:
      Primary earnings per share                                   $2.66    $2.25    $1.87

      Fully diluted earnings per share                             $2.60    $2.20    $1.84

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